UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

POW! ENTERTAINMENT, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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POW! ENTERTAINMENT, INC.

9440 SANTA MONICA #620

BEVERLY HILLS, CA 90210

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
INFORMATION STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011

The Information Statement referenced in this Notice and our Annual Report on Form 10-K for the year ended December 31, 2011 are available at

[http://www.powentertainment.com/annualreport.html]

July 2, 2012

Dear Shareholders:

This Notice is to inform you of the availability of an information statement (the “Information Statement”) regarding:

1)	The ratification of the amendment of our Bylaws by our Board of Directors to provide that:
•	annual meetings shall be held at such dates and times as set by the Board of Directors, instead of on a fixed date;
•	the minimum number of directors of the Company be one (1) director instead of three (3) directors, and
•	the requirement that all amendments to the Bylaws be ratified by the shareholders at the next meeting of shareholders occurring after such amendment is eliminated.
2)	The election of two directors for the ensuing year.
3)	The ratification and approval of the appointment of Rose Snyder Jacobs, LLP as our independent registered accounting firm for the year ending December 31, 2012.

Please note that this Notice is not a form for voting and is only intended to provide an overview of the matters covered in the Information Statement. We encourage you to access the website identified above to review a complete copy of the Information Statement, which contains important information about items 1, 2 and 3 above. As discussed in the Information Statement, the corporate actions described above were authorized by written consent in lieu of an annual meeting of shareholders executed by the holders of a majority of the combined voting power over the Company’s outstanding capital stock on June 11, 2012, in accordance with the requirements of the Delaware General Corporation Law (the “DGCL”) and this Notice advises you of such actions in accordance with Section 228 of the DGCL.

The actions taken by the majority shareholders will not become effective until at least 40 days after the initial mailing of this Notice of Internet Availability of Information Statement to the other shareholders, or August 13, 2012. This Notice is first being provided on or about July 2, 2012 to shareholders of record of the Company as of June 15, 2012.

A shareholder who wishes to receive a copy without charge of the Information Statement and the Annual Report on Form 10-K may direct such request to our Corporate Secretary, c/o POW! Entertainment, Inc., 9440 Santa Monica Blvd, #620, Beverly Hills, CA 90210, or by telephone at 1-866-462-1160, or at the web address above or by e-mail to investor@powentertainment.com.

THIS NOTICE AND THE INFORMATION STATEMENT ARE FOR YOUR INFORMATION ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER THESE MATTERS.

Sincerely,

/s/ Gill Champion

Gill Champion

Chief Executive Officer and President

POW! ENTERTAINMENT, INC.

9440 SANTA MONICA #620

BEVERLY HILLS, CA 90210

INFORMATION STATEMENT

__________________________________________

THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY THE HOLDERS OF A MAJORITY OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

__________________________________________

About this Information Statement

This Information Statement is being furnished by POW! Entertainment, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), in connection with the following corporate actions taken the written consent of holders of a majority of the issued and outstanding shares of the Company’s common stock:

1)	The ratification of the amendment of our Bylaws by our Board of Directors to provide that:
•	annual meetings shall be held at such dates and times as set by the Board of Directors, instead of on a fixed date;
•	the minimum number of directors of the Company be one (1) director instead of three (3) directors, and
•	the requirement that all amendments to the By-Laws be ratified by the shareholders at the next meeting of shareholders occurring after such amendment is eliminated.
2)	The election of two directors for the ensuing year.
3)	The ratification and approval of the appointment of Rose Snyder Jacobs, LLP (“RSJ”) as our independent registered accounting firm for the year ending December 31, 2012.

The corporate actions described above were authorized by written consent in lieu of an annual meeting of shareholders executed by the holders of a majority of the combined voting power over the Company’s outstanding capital stock on June 11, 2012, in accordance with the requirements of the Delaware General Corporation Law (the “DGCL”).

The Amendment to the Bylaws was filed as Exhibit 3.3 on Form 8-K filed on June 15, 2012 with the Securities and Exchange Commission (the “SEC”).

No action is required by you. This Information Statement is being furnished pursuant to Section 228 of the DGCL and Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of informing our shareholders who would otherwise have been entitled to vote or give an authorization, approval or consent in regard to the actions described above before they take effect. These actions have been approved by the holders of a majority of the combined voting power of the Company’s outstanding capital stock. Only shareholders of record at the close of business on June 15, 2012 are being given notice of these actions by written consent. The Company is not soliciting proxies.

The actions taken by the majority shareholders will not become effective until at least 40 days after the initial mailing of the Notice of Internet Availability of Information Statement to the other shareholders, or August 13, 2012. This Information Statement is first being provided on or about July 2, 2012 to shareholders of record of the Company as of June 15, 2012.

The entire cost of furnishing this Information Statement will be borne by us.

Our principal executive offices are located at 9440 Santa Monica Blvd, #620, Beverly Hills, CA 90210 and our telephone number is (310) 275-9933.

No Dissenters Rights

The proposed corporate actions are not corporate actions for which shareholders of a Delaware corporation have the right to dissent under the DGCL.

Proposals by Security Holders

No shareholder has requested that we include any additional proposals in this Information Statement or otherwise requested that any proposals be submitted to the shareholders at an Annual or Special Meeting.

Materials

In accordance with the rules and regulations of the SEC, instead of mailing a printed copy of this Information Statement and the Annual Report on Form 10-K to each shareholder of record, the Company will furnish such materials to our shareholders on the Internet.  If you received a Notice by mail, you will not receive a printed copy of such materials.  Instead, the Notice will instruct you as to how you may access and review all of the information contained in such materials.  If you would like to receive a printed copy of such materials and have not previously requested a paper copy of such materials, you should follow the instructions for requesting such materials included in the Notice.

As noted above, the Company is not soliciting proxies.

ACTION 1. AMENDMENT TO BYLAWS

General

The shareholders holding a majority of the issued and outstanding shares of the Company’s outstanding common stock have ratified the action of our Board of Directors in amending our Bylaws to provide that:

•	annual meetings shall be held at such dates and times as set by the Board of Directors, instead of on a fixed date;
•	the minimum number of directors of the Company be one (1) director instead of three (3) directors, and
•	the requirement that all amendments to the By-Laws be ratified by the shareholders at the next meeting of shareholders occurring after such amendment is eliminated.

Voting and Vote Required

As the matters set forth in this Information Statement have been duly authorized and approved by written consent of the majority shareholders of the Company, we are not seeking any consent, authorization or proxy from you. The DGCL and our Bylaws provide that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval by at least a majority of the shares of the Company’s outstanding capital stock present and voting on the matter at a meeting would be required to approve the Amendment to the Bylaws.

The Amendment to the Bylaws was authorized by the Board of Directors on June 11, 2012. On the same day such Amendment was ratified by written consent of the holders of a majority of the shares of our outstanding capital stock (the “Consenting Shareholders”). The Consenting Holders held 84,751,162 shares of our common stock representing approximately 63.9% of our outstanding common stock as of June 11, 2012. We have elected to have the foregoing actions approved by the written consent of shareholders in order to eliminate the cost and delay involved in holding an annual meeting of our shareholders which would otherwise have been required to ratify such Amendments.

Effective Date

The effective date of the Amendment to the Bylaws (the “Effective Date”) will be August 13, 2012, which is more than 40 calendar days after the date this Information Statement is first mailed to our shareholders.

Reasons for the Amendment to the Bylaws

The reason for the Amendment to the Bylaws to authorize the Board to set a meeting date for the annual meeting instead of requiring a fixed date is to increase the flexibility of our Board in deciding when to hold annual meetings of shareholders. We have determined that outside events such as comic con conventions could conflict with a fixed annual meeting date and that our Board needed to be able to adjust the meeting dates to avoid such potential conflicts.

The reason for the Amendment to the Bylaws to authorize the Company to be managed by one (1) or more directors as determined by resolution of the Board instead of requiring a minimum of three (3) directors is because the recent death of Arthur Lieberman, one of our directors, made us realize that finding qualified people willing to serve without pay on the Board of a small company could be impossible. So, rather than incur any additional costs that locating such an individual would entail we believe that the number of directors should be reduced to such number, not less than one (1), as the Board may determine.

The reason for the Amendment to the Bylaws to eliminate the requirement that all amendments to the Bylaws be ratified by the shareholders at the next meeting of shareholders occurring after such amendment is that such a requirement results in uncertainty for anyone dealing with the Company since any Bylaw amendment could be subsequently modified or voided. In addition, this requirement adds to the financial burdens and time constraints of the Company because it requires us any time the Bylaws have been amended to have our limited personnel first file preliminary proxy or information statements with the SEC, then wait for review by the SEC and then send materials to our shareholders.

Effects of Amendment to the Bylaws

The Amendment of our Bylaws will not affect the Company or its operations except as described above. Our common stock is currently registered under Section 12(g) of the Exchange Act, and we currently comply with the reporting requirements under the Exchange Act and the rules and regulations promulgated thereunder. In addition, our common stock currently trades on the OTCQB under the symbol “POWN”. Following the Amendment to the Bylaws, our common stock will continue to trade on OTCQB and we will continue to comply with the reporting requirements under the Exchange Act and the rules and regulations promulgated thereunder.

ACTION 2. ELECTION OF DIRECTORS

The following persons were nominated and, upon the effectiveness of the Actions, will have been elected to the Company’s Board:

Stan Lee

Gill Champion

Each of the nominees is a current member of the Board and their background and experience may be found in the Company’s Annual Report on Form 10-K.

The Company’s Board seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board to satisfy its oversight obligations effectively. The Company believes that each of the persons nominated for election to the Board have the experience, qualifications, attributes and skills when taken as a whole will enable the Board satisfy its oversight responsibilities effectively.

ACTION 3. RATIFICATION OF THE APPOINTMENT OF ROSE SNYDER JACOBS, LLP.

The Board has selected the accounting firm of RSJ to serve as our independent registered public accounting firm for the 2012 fiscal year. Upon the effectiveness of the Actions, the Consenting Shareholders will have ratified the selection of RSJ as our independent registered public accounting firm.

The Board considers RSJ to be well qualified to serve as the independent auditors for the Company. However, the Board in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Fees Billed By Independent Accounting Firm

RSJ billed us aggregate fees in the amount of approximately $68,500 for the fiscal year ended December 31, 2011. These amounts were billed for tax services and professional services that RSJ provided for the audit of our annual financial statements, review of the interim consolidated financial statements included in our reports on Forms 10-Q, reviews of registration statements, and other services typically provided by an auditor in connection with statutory and regulatory filings or engagements for those fiscal years.

VOTING SECURITIES

As of June 11, 2012, there were 132,607,356 shares of our common stock issued and outstanding and no shares of our preferred stock issued or outstanding. Each holder of shares of our common stock is entitled to one vote for each such share held by such holder.

VOTING PROCEDURES

Our Bylaws provide further that any action required or permitted to be taken at any annual or special meeting of shareholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth such action to be taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The vote to approve the above Actions was obtained through the Written Consent of the Consenting Shareholders as the holders of approximately 63.9% of the voting power of the Company as of June 11, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the common stock of the Company, (ii) each of the Company’s directors and Named Executive Officers (as defined in Section 402 of Regulation S-K of the Securities Act of 1933, as amended) for fiscal 2011, and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Name and Address of Owner	Amount and Nature of Beneficial Owner	Percentage (%) Of Class

Directors and Executive Officers
Stan Lee (1)(2)(3) 9440 Santa Monica Blvd, #620 Beverly Hills, CA 90210	42,399,626	31.5%

Gill Champion (1)(2) 9440 Santa Monica Blvd, #620 Beverly Hills, CA 90210	24,739,998	18.4%

Arthur Lieberman (1)(4)(8) 9440 Santa Monica Blvd,#620 Beverly Hills, CA 90210	18,911,538	13.8%

Total shares owned by Executive Officers and Directors (5)	86,709,770	64.4%
5% Shareholders
Joan Lee (6) 9440 Santa Monica Blvd, #620 Beverly Hills, CA 90210	42,399,626	31.5%

Catalyst Investments, LLC(7) c/o The Walt Disney Company 500 South Buena Vista St Burbank, CA, 91521	13,172,153	9.8%

(1)	Executive Officer of the Company.

(2)	Director of the Company.

(3)	Includes 32,953,273 shares held by his wife, Joan Lee that may be deemed to be beneficially owned by Stan Lee. Stan Lee disclaims beneficial ownership of the shares owned by Joan Lee. Includes in shares deemed held by Stan Lee, and the total deemed outstanding for the purposes of calculating Stan Lee’s percentage, 650,000 shares which Stan Lee has the right to purchase at $0.40 per share pursuant to a warrant issued to him in connection with a Deferred Compensation Agreement dated March 15, 2010.

(4)	Includes in shares deemed held by Arthur Lieberman, and the total deemed outstanding for the purposes of calculating Arthur Lieberman’s percentage, 650,000 share which Arthur Lieberman has the right to purchase at $0.40 per share pursuant to a warrant issued to him in connection with a Deferred Compensation Agreement dated March 15, 2010.

(5)	Includes 32,953,273 shares held by his wife, Joan Lee that may be deemed to be beneficially owned by Stan Lee. Stan Lee disclaims beneficial ownership of the shares owned by Joan Lee. Includes in shares deemed outstanding and for the purposes of calculating the percentage owned by all Executive Officers and Directors the shares that Stan Lee and Arthur Lieberman have the right to purchase pursuant to the Warrants described in footnotes (3) and (4) above.

(6)	Includes 9,446,353 shares held by her husband, Stan Lee, as well as 650,000 shares which Stan Lee has the right to purchase at $0.40 per share pursuant to a warrant described in footnote 3 above, that may be deemed to be beneficially owned by Joan Lee. Joan Lee disclaims beneficial ownership of the shares owned by Stan Lee.

(7)	Catalyst Investments, LLC is affiliated with The Walt Disney Company.

(8)	On May 1, 2012, Mr. Lieberman passed away.

Unless otherwise noted, the security ownership information provided below is given as of June 11, 2012 and all shares are owned directly or indirectly, and includes shares with underlying options or warrants which can be exercised within 60 days (but such shares underlying options or warrants are not deemed outstanding for computing the percentage of any other person). Percentage ownership information is based on 132,607,356 outstanding shares of common stock, which is the number of shares of common stock outstanding on June 11, 2012.

HOUSEHOLDING OF SHAREHOLDER MATERIALS

Unless we have received contrary instructions from a shareholder, we are providing only one Notice of Internet Availability of Information Statement to shareholders and one Notice of Internet Availability of Information Statement to multiple shareholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs. We will, upon request, promptly deliver a separate copy of this Information Statement and the Company’s Annual Report on Form 10-K to a shareholder who shares an address with another shareholder. A shareholder who wishes to receive a separate copy of this Information Statement and the Company’s Annual Report on Form 10-K may direct such request to our Corporate Secretary, c/o Pow! Entertainment, Inc., 9440 Santa Monica Blvd, #620, Beverly Hills, CA 90210, or by telephone at (310) 275-9933. Shareholders who receive multiple copies of the Notice of Internet Availability of Information Statement at their address and would like to request that only a single copy of communications be delivered in the future to the shared address may do so by making a written request to the Company contact listed above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED TO NOT SEND US A PROXY.

Dated: July 2, 2012

/s/ Gill Champion

Gill Champion

Chief Executive Officer and President